UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                   Other Events.

ARTISTdirect, Inc. (OTCBB: ARTD), a digital Internet media company, today announced that it has filed a Form 15 with the United States Securities and Exchange Commission (“SEC”) to suspend the Company’s SEC reporting obligations.  Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.  The Company expects the registration of its common stock will be terminated 90 days after such filing.  Upon termination of the registration of the Company’s common stock, the Company’s securities will not be eligible for trading on any national exchange or the OTC Bulletin Board; however, the Company’s securities may be eligible for quotation on the Pink Sheets by broker dealers.

The Company’s Board of Directors approved the filing of the Form 15 after careful consideration of the advantages and disadvantages of continuing the Company’s SEC reporting obligations.  Suspending the SEC reporting obligations will allow the Company to eliminate the substantial expenses associated with SEC reporting and compliance and reallocate those resources to support business operations, while also enabling management to focus more of its time and efforts on managing and developing the business and enhancing shareholder value.

A copy of our press release dated August 5, 2009, regarding the termination of registration is included as an exhibit to this report.

ITEM 9.01                                   Financial Statements and Exhibits

(b)                                 Exhibits

99.1                           Press Release date August 5, 2009, issued by ARTISTdirect, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	August 5, 2009	By:	/s/DIMITRI VILLARD
		Name:	Dimitri Villard
		Title:	Chief Executive Officer